UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9463 (Commission File Number)	75-2626358 (IRS Employer Identification Number)

835 Proton Rd. San Antonio, TX 78258 (Address of principal executive offices)

	Copies to:	Carmelo M. Gordian Andrews Kurth LLP 111 Congress Avenue, Suite 1700, Austin, TX 78701 Fax: 512-320-9292

(210) 854-4149

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Roderick E. Wallace

On September 29, 2009, MDI, Inc. (the “Company”) announced the appointment of Roderick E. Wallace, as Chief Technology Officer of the Company, effective October 1, 2009.

Roderick E. Wallace, 43, most recently served as the Voice Security and IP Trunking business leader under the Enterprise Solutions Global Services Organization at Nortel Networks Corp. Mr. Wallace has held a variety of positions at Nortel since 1991, including heading the Global Network and Physical Security Professional Services practice, serving both telecom and enterprise customers. During his 19 year tenure at Nortel Mr. Wallace also held a variety of leadership positions in Advanced Technology and Product R&D. Prior to joining MDI, Inc., Mr. Wallace served as the Nortel Board member of SecureInfo Corp., a private company based in San Antonio, Texas.

The Company and Mr. Wallace entered into an employment agreement specifying certain matters regarding his employment, effective October 1, 2009.  The term of the employment agreement is one (1) year and is thereafter automatically renewable in increments of (1) year.

Mr. Wallace will receive an annual salary of $240,000.  In the event that Mr. Wallace is terminated without Cause (as defined in the employment letter agreement) or if Mr. Wallace terminates the employment agreement for Good Reason (as defined in the employment letter agreement), (i) Mr. Wallace shall receive all accrued pay, bonus, vacation, expenses payable to the end of the term; (ii) Mr. Wallace shall receive nine (9) months Base Salary (as defined in the employment letter agreement); (iii) Mr. Wallace shall receive a pro-rata annual cash bonus; and (iv) all of Mr. Wallace’s unvested options shall vest.

The summary of the terms of the employment agreement with Mr. Wallace is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Lori Jones

On September 29, 2009, the Company announced the appointment of Lori Jones, as Chief Financial Officer of the Company, effective September 14, 2009.

Lori Jones, C.P.A, 52, was appointed Chief Financial Officer of MDI, Inc., on September 14, 2009.  Ms. Jones founded JJM Consulting, a boutique financial consulting firm that provides clients with practical and immediate leadership in accounting and finance disciplines as well as in strategic initiatives, in April 2008.   As principal, she provided consulting services to various entities, including serving as Chief Financial Officer of Issuer Direct Corporation (OTCBB: ISDR).  Prior to founding JJM Consulting, Ms. Jones served as Chief Executive Officer and acting Chief Financial Officer of Analytical Surveys, Inc. (“ASI”) a publicly held energy and geo-spatial mapping company until March 23, 2008, at which time Axion International Holdings, Inc. (“Axion”) acquired a controlling interest in ASI.  Since that time, Ms. Jones has served on the Board of Directors of Axion (OTCBB: AXIH), and as Chairman of the Audit Committee

since May 2009.  She served as the ASI’s Chief Financial Officer from January 2003 until December 2004, when she assumed the position of CEO.  Ms. Jones served as Chief Financial Officer of MDI, Inc. in February and March 2008.  From March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP, a financial consulting company, where she provided senior financial advice to both small and medium-size firms.  Prior to Tatum CFO Partners LLP, Ms. Jones served as chief financial officer of Billserv, Inc.  Ms. Jones holds an M.B.A. from the University of Texas at San Antonio.

The Company and Ms. Jones entered into an employment agreement specifying certain matters regarding her employment, effective September 14, 2009.  The term of the employment agreement is one (1) year and is thereafter automatically renewable in increments of (1) year.

Ms. Jones will receive an annual salary of $215,000.  In the event that Ms. Jones is terminated without Cause (as defined in the employment letter agreement) or if Ms. Jones terminates the employment agreement for Good Reason (as defined in the employment letter agreement), (i) Ms. Jones shall receive all accrued pay, bonus, vacation, expenses payable to the end of the term; (ii) Ms. Jones shall receive six (6) months Base Salary (as defined in the employment letter agreement); (iii) Ms. Jones shall receive a pro-rata annual cash bonus; and (iv) all of Ms. Jones’ unvested options shall vest.

The summary of the terms of the employment agreement with Ms. Jones is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.         Other Events

On September 29, 2009, MDI issued a press release announcing the  matters discussed in this Current Report. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Employment Agreement by and between MDI, Inc. and Roderick E. Wallace.
Exhibit 10.2	Employment Agreement by and between MDI, Inc. and Lori Jones.
Exhibit 99.1	Press Release dated September 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI, INC.

Dated: September 29, 2009	By:	/s/ Swaraj Bontula
	Name:	Swaraj Bontula
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement by and between MDI, Inc. and Roderick E. Wallace.
Exhibit 10.2	Employment Agreement by and between MDI, Inc. and Lori Jones.
Exhibit 99.1	Press Release dated September 29, 2009